UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 28, 2017

Lightstone Value Plus Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55619	46-1140492
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 20, 2016, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”) filed a Current Report on Form 8-K (“Form 8-K”) to disclose the Company’s acquisition of Fairfield Inn & Suites Austin Northwest (the “Fairfield Inn – Austin”), an 84-room select service hotel and on and October 11, 2016, the Company filed a Form 8-K to disclose its acquisition of  the Staybridge Suites Austin Northwest (the “Staybridge Suites – Austin”), an 80-room select service hotel (collectively the “Austin Hotel Portfolio”).

The Form 8-Ks filed on September 20, 2016 and October 11, 2016 were filed without the requisite financial information regarding the Austin Hotel Portfolio. Accordingly, we are filing this Amendment to the Form 8-Ks to include such information.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Acquired Businesses. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Austin Hotel Portfolio

Combined Financial Statements

Independent Auditors’ Report

Combined Balance Sheets as of June 30, 2016 (unaudited) and December 31, 2015

Combined Statements of Operations for the six months ended June 30, 2016 and 2015 (unaudited) and the year ended December 31, 2015

Combined Statements of Members’ Equity for the six months ended June 30, 2016 (unaudited) and the year ended December 31, 2015

Combined Statements of Cash Flows for the six months ended June 30, 2016 (unaudited) and for the year ended December 31, 2015

Notes to Combined Financial Statements

(b)	Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2016

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2016 and for the year ended December 31, 2015

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

Date: March 28, 2017	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

AUSTIN HOTEL PORTFOLIO

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

Lightstone Value Plus Real Estate Investment Trust III, Inc.

Report on the Combined Financial Statements

We have audited the accompanying combined financial statements of the select service hotels doing business as the Fairfield Inn & Suites – Austin and the Staybridge Suites – Austin, both located in Austin, Texas, (the “Austin Hotel Portfolio”), which comprise the combined balance sheet as of December 31, 2015, and the related combined statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Austin Hotel Portfolio as of December 31, 2015, and the combined results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

March 27, 2017

Iselin, New Jersey

1

AUSTIN HOTEL PORTFOLIO

COMBINED BALANCE SHEETS

	As of June 30,	As of December 31,
	2016	2015
	(Unaudited)
ASSETS
Real estate, net	$15,241,648	$15,492,956
Cash	1,501,763	1,416,901
Accounts receivable	82,558	73,281
Prepaid expenses and other assets	210,413	99,799

Total assets	$17,036,382	$17,082,937

LIABILITIES AND MEMBERS' EQUITY

Accounts payable, accrued expenses and other liabilities	$291,225	$331,871
Due to related party	$200,000	$300,000
Mortgages payable, net	12,991,793	13,132,346

Total liabilities	13,483,018	13,764,217

Commitments and contingencies (See Note 5)

Members' equity	3,553,364	3,318,720

Total liabilities and members' equity	$17,036,382	$17,082,937

See accompanying notes to the combined financial statements.

2

AUSTIN HOTEL PORTFOLIO

COMBINED STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30, 2016	For the Six Months Ended June 30, 2015	For the Year Ended December 31, 2015
	(Unaudited)	(Unaudited)

Revenues	$2,774,475	$2,783,155	$5,434,941

Operating expenses:
Rooms	621,615	603,746	1,247,578
General and administrative	261,165	195,221	440,825
Marketing and sales	238,435	243,915	465,549
Property operation and maintenance	79,438	72,434	135,621
Utilities	140,740	134,584	282,369
Franchise and management fees	241,525	177,633	407,696
Real estate taxes and insurance	145,688	145,980	309,807
Depreciation and amortization	339,456	328,828	686,997
Total operating expenses	2,068,062	1,902,341	3,976,442

Operating income	706,413	880,814	1,458,499

Interest expense	290,734	302,934	580,306

Net income	$415,679	$577,880	$878,193

See accompanying notes to the combined financial statements.

3

AUSTIN HOTEL PORTFOLIO

COMBINED STATEMENTS OF MEMBERS’ EQUITY

	For the Six Months Ended June 30, 2016	For the Year Ended December 31, 2015
	(Unaudited)

Balance, beginning of period	$3,318,720	$2,871,022

Distributions	(181,035)	(430,495)
Net income	415,679	878,193

Balance, end of period	$3,553,364	$3,318,720

See accompanying notes to the combined financial statements.

4

AUSTIN HOTEL PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2016	For the Six Months Ended June 30, 2015	For the Year Ended December 31, 2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$415,679	$577,880	$878,193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	339,456	328,828	686,997
Amortization of deferred financing costs	18,263	15,881	36,525
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	(9,277)	18,621	77,287
Decrease/(increase) in prepaid expenses and other assets	(112,919)	(153,856)	(17,974)
(Decrease)/increase in accounts payable, accrued expenses and other liabilities	(40,647)	43,746	20,092

Net cash provided by operating activities	610,555	831,100	1,681,120

Cash flows from investing activities
Purchase of real estate	(85,842)	(35,868)	(83,975)

Net cash used in investing activities	(85,842)	(35,868)	(83,975)

Cash flows from financing activities
Payments on mortgages payable	(158,816)	(126,672)	(284,840)
(Decrease)/increase in due to related party	(100,000)	50,000	50,000
Distributions paid to members	(181,035)	(39,978)	(430,495)

Net cash used in financing activities	(439,851)	(116,650)	(665,335)

Net change in cash	84,862	678,582	931,810
Cash at beginning of period	1,416,901	485,091	485,091

Cash at end of period	$1,501,763	$1,163,673	$1,416,901

Supplemental Cash Flow Information
Cash paid for interest	$223,808	$223,384	$495,023

See accompanying notes to the combined financial statements.

5

AUSTIN HOTEL PORTFOLIO

Notes to Combined Financial Statements

1.	Background and Organization

The combined financial statements, include the Fairfield Inn & Suites – Austin (“Fairfield Inn – Austin”), an 84-room select service hotel which opened in 2014 and the Staybridge Suites–Austin, an 80-room select service hotel which opened in 2009 (collectively the “Austin Hotel Portfolio” or the “Company”).

The Fairfield Inn – Austin and the Staybridge Suites – Austin are owned and operated, through subsidiaries, by Excel Hotel Group (“Excel’), a California corporation.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The combined financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Basis of Combination

The accompanying combined financial statements include the accounts of the Austin Hotel Portfolio on a combined basis. All intercompany balances and transactions have been eliminated when combined.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

Deferred Financing Costs

Deferred financing costs are recorded at cost and consist of loan fees and other costs incurred in issuing debt. Amortization of deferred financing costs is computed using a method that approximates the effective interest method over the term of the related debt and is included in interest expense in the combined statements of operations. Unamortized deferred financing costs are included as a direct deduction from the related debt in the combined balance sheets.

Real Estate

Real estate is carried at cost less accumulated depreciation. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

6

Classification	Years

Land	N/A
Land improvements	15
Hotel and improvements	5 - 39
Furniture, fixtures and equipment	5

Maintenance, minor repairs and replacements are expensed when incurred.

Management evaluates the recoverability of its investments in real estate assets at the lowest identifiable level, the individual property level. The long-lived assets of the Austin Hotel Portfolio are reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount. There was no impairment losses during the six months ended June 30, 2016 and 2015 or the year ended December 31, 2015.

Cash

The Austin Hotel Portfolio maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Austin Hotel Portfolio has not experienced any losses in such accounts.  The Austin Hotel Portfolio believes it is not exposed to any significant credit risk on its cash.

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

The Austin Hotel Portfolio’s revenues are primarily derived from room revenue. Room revenue is recognized as room-stays occur, which is the date upon which a guest occupies a room. Other revenue (such as telephone, food/beverage and parking) is recognized when services have been provided and is included with revenue on the combined statements of operations.  Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible. As of June 30, 2016 and December 31, 2015 no allowance for doubtful accounts was necessary.

Due to Related Party

As of June 30, 2016 and December 31, 2015, due to related party represents loans made to the Companies from one or more members. The loans are noninterest bearing, unsecured and have no specified terms of repayment.

Income Taxes

The Company is a limited liability company and accordingly, federal and state taxable income is reportable on the income tax return of the members. As a result of the entity being taxed as a limited liability company, there is no federal or state income tax provision.

As of June 30, 2016 and December 31, 2015, the Company had no material uncertain income tax positions.

7

3.	Real Estate

Real estate was comprised of the following:

	As of June 30, 2016	As of December 31, 2015
	(Unaudited)

Land and improvements	$3,215,881	$3,215,881
Hotel and improvements	12,205,089	12,205,089
Furniture, fixtures and equipment	3,684,201	3,598,361

Total real estate	19,105,171	19,019,331
Less: accumulated depreciation	(3,863,523)	(3,526,375)

Real estate, net	$15,241,648	$15,492,956

Depreciation expense was $337,148 and $326,521 for the six months ended June 30, 2016 and 2015 (unaudited), respectively and $682,384 for the year ended December 31, 2015.

4.	Mortgages Payable, net

Mortgages payable, net consists of the following:

	As of June 30, 2016 (unaudited)	As of December 31, 2015
$7,420,000 construction loan with General Electric Capital Corporation (“GE Capital”), due and payable on March 17, 2018 with monthly payments of principal and interest through maturity bearing interest at 2.82% per annum and collateralized by the real and personal property at Staybridge Suites – Austin	$7,031,751	$7,069,732

$7,100,000 construction loan with GE Capital, due and payable on June 25, 2024 with monthly payments of principal and interest through maturity bearing interest at 5.67% per annum and collateralized by the real and personal property at Fairfield Inn – Austin	6,121,841	6,242,676

Total mortgages payable	13,153,592	13,312,408
Less: Deferred financing costs	161,799	180,062
Total mortgages payable, net	$12,991,793	$13,132,346

8

Interest expense including the amortization of deferred financing costs was $290,734 and $287,053 for the six months ended June 30, 2016 and 2015 (unaudited), respectively and $580,306 for the year ended December 31, 2015.

Fairfield Inn – Austin Mortgage Payable

On September 13, 2016, the Fairfield Inn – Austin Mortgage Payable was paid off with the proceeds from the disposition. (See Note 6)

Staybridge Suites – Austin Mortgage Payable

On October 7, 2016, the Staybridge Suites – Austin Mortgage Payable was paid off with the proceeds from the disposition. (See Note 6)

5.	Commitments and Contingencies

Legal Proceedings

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

As of the date hereof, the Austin Hotel Portfolio is not a party to any material pending legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on its results of operations or financial condition, which would require accrual or disclosure of the contingency and possible range of loss.

Management agreements

The Austin Hotel Portfolio is managed by a management company that is a related party, pursuant to management agreements. The management company performs management functions including, but not limited to, hiring and supervising employees, establishing room prices, establishing administrative policies and procedures, managing expenditures and arranging and supervising public relations and advertising.   The management agreements (originally entered into in November 2007 and January 2009) were for an original term of 10 and 15 years, with automatic 1 year renewals; however, the agreement can be cancelled for any reason by the Company or the management company by giving sixty day notice prior the expiration of the original term or any renewal term.

The management agreement provides for the payment of a base management fee equal to 4% of gross revenues, as defined.

Franchise agreements

The Fairfield Inn – Austin has entered into a franchise agreement with Marriott International, Inc. in order to operate under the Fairfield Inn & Suites brand name and the Staybridge Suites -Austin has entered into a franchise agreement with Holiday Hospitality Franchising, Inc. in order to operate under the Staybridge Suites Hotel brand name. The franchise agreements provide for the payment of a fee equal to 4.5% to 5% of gross room sales, as defined, and a marketing fund charge of 2.5% of gross room sales. The marketing fund charge is included in marketing and sales expenses in the combined statements of operations.

The franchise agreements are for terms of 20 years, expiring between 2027 and 2029.

6.	Subsequent Events

The Company has evaluated all events or transactions that occurred after December 31, 2015 through March 27, 2017, the date the financial statements were available to be issued.

On September 13, 2016, the Excel Hotel Group completed the disposition of the Fairfield Inn – Austin for aggregate consideration of approximately $12.0 million, excluding transaction costs, to an unrelated third party. The Fairfield Inn – Austin Mortgage Payable was paid off with the proceeds from the disposition.

On October 7, 2016, the Excel Hotel Group completed the disposition of the Staybridge Suites – Austin for aggregate consideration of approximately $10.0 million, excluding transaction costs, to an unrelated third party. The Staybridge Suites –Austin Mortgage Payable was paid off with the proceeds from the disposition.

9

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On September 13, 2016, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”) completed the acquisition of the Fairfield Inn & Suites Austin Northwest (the “Fairfield Inn – Austin”), an 84-room select service hotel and on and October 7, 2016, the Company completed the acquisition of the  Staybridge Suites Austin Northwest (the “Staybridge Suites – Austin”), an 80-room select service hotel (collectively the “Austin Hotel Portfolio”) from an unrelated third party, for an aggregate purchase price of approximately $22.0 million, excluding closing and other related transaction costs. In connection with the acquisition, the Company’s Advisor received an acquisition fee equal to 1.0% of the contractual purchase price, approximately $220,000. The acquisition was funded with offering proceeds (a portion of the offering proceeds used were received in the third quarter of 2016).

The acquisition of the Austin Hotel Portfolio was accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the consideration paid by the Company to complete the acquisition of the Austin Hotel Portfolio has been allocated to the assets acquired based upon their fair values as of the date of the acquisition. Approximately $3.4 million was allocated to land and improvements, $15.7 million was allocated to building and improvements, and $2.9 million was allocated to furniture and fixtures and other assets.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 is based on the Company’s historical consolidated balance as of June 30, 2016 and reflects the acquisition of the Home2 Suites Hotel Portfolio and the Austin Hotel Portfolio as if they had occurred on June 30, 2016.  The unaudited pro forma condensed consolidated statements of operations for the six months ended of June 30, 2016 and the year ended December 31, 2015 is presented as if the Company’s acquisition of the Hampton Inn – Lansing, the Courtyard – Warwick, the SpringHill Suites – Green Bay, the Home2 Suites Hotel Portfolio and the Austin Hotel Portfolio had been completed as of January 1, 2015.

The pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, our Annual Report on Form 10-K for the year ended December 31, 2015, the financial information and notes thereto of the Home2 Suites Hotel Portfolio (acquired August 2, 2016) filed in our Current Report on Form 8-K/A (“Form 8-K/A”) filed with the United States Securities and Exchange Commission (the “SEC”) on March 24, 2017, the financial information and notes thereto of the SpringHill Suites – Green Bay (acquired May 2, 2016) filed in our Form 8-K/A filed with the SEC on July 18, 2016, the financial information and notes thereto of the Courtyard - Warwick (acquired March 23, 2016) filed in our Form 8-K/A filed with the SEC on June 7, 2016, the financial information and notes thereto of the Hampton Inn - Lansing (acquired March 10, 2016) filed in our Form 8-K/A filed with the SEC on May 26, 2016 and the financial information and notes thereto of the Austin Hotel Portfolio included elsewhere herein.

The pro forma condensed consolidated balance sheet and statements of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on June 30, 2016 or January 1, 2015, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

10

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2016

(Amounts in thousands)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Pro Forma Adjustments of Prior Acquisition (Home2 Suites Hotel Portfolio) (c)	Austin Hotel Portfolio	Pro Forma Adjustments		Pro Forma
ASSETS
Net investment property	$69,341	$47,300	$15,242	$(15,242)	(a)
				22,000	(b)	$138,641
Cash	$10,998	(48,073)	1,502	(1,502)	(a)
				(22,370)	(b)	(59,445)
Accounts receivable, net	-	-	83	(83)	(a)	-
Prepaid expenses and other assets	4,597	300	209	(209)	(a)
				150	(b)	5,047

Total assets	$84,936	$(473)	$17,036	$(17,256)		$84,243

LIABILITIES AND STOCKHOLDERS'/MEMBER'S EQUITY/(DEFICIT)

Accounts payable and other accrued expenses	$2,847	$-	$291	$(291)	(a)	$2,847
Mortgages payable/promissory notes	16,012	-	12,992	(12,992)	(a)	16,012

Due to related parties	198	-	200	(200)	(a)	198
Distribution payable	343	-		-		343

Total liabilities	19,400	-	13,483	(13,483)		19,400

Total Company's stockholders'/member's equity/(deficit)	54,443	(473)	3,553	(3,553)	(a)
				(220)	(b)	53,750

Noncontrolling interests	11,093	-	-	-		11,093

Total stockholders'/member's equity/(deficit)	65,536	(473)	3,553	(3,773)		64,843

Total liabilities and member's equity/(deficit)	$84,936	$(473)	$17,036	$(17,256)		$84,243

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

11

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2016

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Pro Forma Adjustments of Prior Acquisitions ( d)	Austin Hotel Portfolio	Pro Forma Adjustments		Pro Forma

Rental revenue	$6,925	$7,196	$2,774	$-		$16,895

Expenses:
Rooms	-	1,031	624	-		1,655
General and administrative	1,499	1,072	261	-		2,832
Marketing and sales	-	249	238	-		487
Property operation and maintenance	4,102	1,408	320	74	(g)	5,904
Utilities	-	252	141	-		373
Real estate taxes and insurance	317	310	146	-		773
Depreciation and amortization	892	1,068	337	85	(f)
				(17)	(i)	2,365
Total operating expenses	6,810	5,390	2,067	142		14,409
Operating income	115	1,806	707	(142)		2,486
Other expenses, net	(2)	(17)	-	-		(19)
Interest expense	(377)	(213)	(291)	291	(h)	(590)
Net (loss)/income	(264)	1,576	416	149		1,877
Less: net loss/(income) attributable to noncontrolling interest	-	-		-
Net (loss)/income applicable to Company's common shares	$(264)	$1,576	$416	$149		$1,877

Net (loss)/income per Company's common shares, basic and diluted	$(0.05)	-	-	-		$0.33

Weighted average number of common shares outstanding, basic and diluted	5,766	-	-	-		5,766

The accompanying notes are an integral part of these pro forma unaudited condensed consolidated financial statements.

12

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Pro Forma Adjustments of Prior Acquisitions (e)	Austin Hotel Portfolio	Pro Forma Adjustments		Pro Forma

Rental revenue	$6,203	$19,194	$5,435	$-		$30,832

Expenses:
Rooms	-	3,591	1,248	-		4,839
General and administrative	946	2,353	441	-		3,740
Marketing and sales	-	456	466	-		922
Property operation and maintenance	3,686	3,852	543	211	(g)	8,292
Utilities	-	716	282	-		998
Real estate taxes and insurance	251	826	310	-		1,387
Depreciation and amortization	747	2,512	687	157	(f)
				(34)	(i)	4,069
Total operating expenses	5,630	14,306	3,977	334		24,247
Operating income	573	4,888	1,458	(334)		6,585
Other expenses, net	(9)	(94)	-	-		(103)
Interest expense	(904)	(981)	(580)	580	(h)	(1,795)
Net (loss)/income	(340)	3,903	878	246		4,687
Less: net loss/(income) attributable to noncontrolling interest	-	-	-	-		-
Net (loss)/income applicable to Company's common shares	$(340)	$3,903	$878	$246		$4,687

Net (loss)/income per Company's common shares, basic and diluted	$(0.20)	-	-	-		$2.80

Weighted average number of common shares outstanding, basic and diluted	1,676	-	-	-		1,676

The accompanying notes are an integral part of these pro forma unaudited condensed consolidated financial statements.

13

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands unless otherwise indicated)

1.	Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”) and the following, the Hampton Inn - Lansing (acquired March 10, 2016), the Courtyard – Warwick (acquired March 23, 2016), the SpringHill Suites – Green Bay (acquired May 2, 2016), Home2 Suites Hotel Portfolio (acquired August 2, 2016) and the Austin Hotel Portfolio have been prepared based on the historical balance sheets of the Company, the Home2 Suites Hotel Portfolio and the Austin Hotel Portfolio as of June 30, 2016 and the historical consolidated statements of operations for the Company, the Hampton Inn – Lansing, the Courtyard – Warwick, the SpringHill Suites – Green Bay, the Home2 Suites Hotel Portfolio and the Austin Hotel Portfolio for the six months ended June 30, 2016 and the year ended December 31, 2015. Certain reclassifications have been made to the historical balances and operating results of the Hampton Inn – Lansing, the Courtyard – Warwick, the SpringHill Suites – Green Bay, the Home2 Suites Hotel Portfolio and the Austin Hotel Portfolio to conform to the Company’s presentation.

The Company, the Hampton Inn – Lansing, the Courtyard – Warwick, the SpringHill Suites – Green Bay, the Home2 Suites Hotel Portfolio and the Austin Hotel Portfolio employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company, the Hampton Inn - Lansing the Courtyard – Warwick, the SpringHill Suites – Green Bay, the Home2 Suites Hotel Portfolio and the Austin Hotel Portfolio have been made.

The acquisition of the Austin Hotel Portfolio was accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the consideration paid by the Company to complete the acquisition of the Austin Hotel Portfolio has been allocated to the assets acquired based upon their fair values as of the date of the acquisition. Approximately $3.4 million was allocated to land and improvements, $15.7 million was allocated to building and improvements, and $2.9 million was allocated to furniture and fixtures and other assets.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that include ownership of the Hampton Inn – Lansing, the Courtyard – Warwick, the SpringHill Suites – Green Bay, the Home2 Suites Hotel Portfolio and the Austin Hotel Portfolio. This pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.	Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if the acquisitions were completed on June 30, 2016 for balance sheet purposes and January 1, 2015 for statement of operations purposes and reflect the following pro forma adjustments:

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a)	To reflect the elimination of the historical balance sheet of the Austin Hotel Portfolio as of June 30, 2016 as follows:

	Debit	Credit
Net investment property	$-	$15,242
Cash	-	1,502
Accounts receivable, net	-	83
Prepaid expenses and other assets	-	209
Accounts payable and accrued expense	291	-
Due to related party	200	-
Mortgages payable/promissory note	12,992
Member's equity	3,553	-

	$17,036	$17,036

b)	Reflects the purchase of the Austin Hotel Portfolio, as if it occurred on June 30, 2016. The adjustment includes recording the property at its preliminary fair value and $0.2 million of acquisition and related costs and $0.2 million of franchise application fees; as follows:

	Debit	Credit
Net investment property	$22,000	$-
Cash	-	22,370
Prepaid expenses and other assets	150
Total Company's stockholders'/member's equity	220	-

	$22,370	$22,370

c)	Reflects pro forma adjustments for the acquisition of the Home2 Suites Hotel Portfolio as if this acquisition had occurred on June 30, 2016. This column represents the property at its preliminary fair value and $0.5 million of acquisition and related costs and $0.3 million of franchise application fees and pro forma adjustments as in the Company’s Form 8-K/A filed March 24, 2017 with the SEC.

d)	Reflects pro forma adjustments for the acquisition of the Hampton Inn – Lansing, the Courtyard – Warwick, the SpringHill Suites – Green Bay and the Home2 Suites Hotel Portfolio as if these acquisitions had occurred on January 1, 2015. This column represents the historical amounts for the Hampton Inn – Lansing, the Courtyard – Warwick, SpringHill Suites – Green Bay and the Home2 Suites Hotel Portfolio for the six months ended June 30, 2016 and pro forma adjustments as reflected in the Company’s Form 8-K/A filed May 26, 2016 for the Hampton Inn - Lansing, June 7, 2016 for the Courtyard – Warwick, July 18, 2016 for the SpringHill Suites – Green Bay and March 24, 2017 for the Home2 Suites Hotel Portfolio, with the SEC.

e)	Reflects pro forma adjustments for the acquisition of the Hampton Inn – Lansing, the Courtyard – Warwick, the SpringHill Suites – Green Bay and the Home2 Suites Hotel Portfolio as if these acquisitions had occurred on January 1, 2015. This column represents the historical amounts for the Hampton Inn – Lansing, the Courtyard – Warwick, SpringHill Suites – Green Bay and the Home2 Suites Hotel Portfolio for the year ended December 31, 2015 and pro forma adjustments as reflected in the Company’s Form 8-K/A filed May 26, 2016 for the Hampton Inn – Lansing, June 7, 2016 for the Courtyard – Warwick, July 18, 2016 for the SpringHill Suites – Green Bay and March 24, 2017 for the Home2 Suites Hotel Portfolio, with the SEC.

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f)	Pro forma adjustment to depreciation expense to reflect the Company’s acquisition of the Austin Hotel Portfolio as if it occurred on January 1, 2015. The pro forma adjustment for the six months ended June 30, 2016 and for the year ended December 31, 2015, respectively, represent an increase in depreciation expense of $85 and $157 resulting from the Company’s basis in the estimated fair value of the assets of the Austin Hotel Portfolio based on the allocation of the consideration paid. The Company computes depreciation using the straight-line method over the estimated useful lives of its real estate assets, which are 39 years for buildings and improvements, 15 years for land improvements and 5 to 10 years for furniture and fixtures.

g)	Pro forma adjustment to property management and franchise fees to reflect the Company’s acquisition of the Austin Hotel Portfolio as if it occurred January 1, 2015. In connection with the acquisition of the Austin Hotel Portfolio, the Company entered into new property management and franchise agreements. The pro forma adjustments to account for the property management and franchise fees to reflect the acquisition as of January 1, 2015 resulted in an increase of $74 and $211 of property management and franchise fees for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively.

h)	Pro forma adjustment to eliminate interest expense to reflect the Company’s acquisition of the Austin Hotel Portfolio with proceeds from the Company’s ongoing initial public offering. The adjustment for the six months ended June 30, 2016 and the year ended December 31, 2015 represents a decrease of interest expense of $291 and $580, respectively.

i)	Pro forma adjustment to amortization expense to reflect the Company’s acquisition of the Austin Hotel Portfolio and the difference in the amount of amortization expense (franchise fee expense) as if it occurred January 1, 2015. The adjustment for the six months ended June 30, 2016 and the year ended December 31, 2015 represents a decrease of amortization expense of $17 and $34, respectively.

On November 2, 2016, the Company received an additional advance of $14.3 million under a $60.0 million revolving credit facility (the “Revolving Credit Facility”), and added the Austin Hotel Portfolio as additional collateral. The Revolving Credit Facility bears interest at Libor plus 4.95%. Interest expense, calculated as if the additional advance was made beginning January 1, 2015, would equate to $420 and $841 for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively.

3.	Unaudited Pro Forma Earnings Per Share Data

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, pro forma earnings per share is calculated by dividing net income attributable to the Company’s common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.

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